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                                                                    EXHIBIT 21.1

                        Subsidiaries of the Registrant
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Name of Subsidiary                State of Incorporation or       Names under which Subsidiary
                                  Organization                    Does Business
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
3DP Investments, Inc.             Delaware                        3DP Investments, Inc.
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3DP Technologies, Inc.            Delaware                        3DP Technologies, Inc.
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3-Dimensional                     Germany                         3-Dimensional Pharmaceuticals
Pharmaceuticals GMBH                                              GMBH and 3-Dimensional
                                                                  Pharmaceuticals
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